UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2003

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-28402	94-3133088
(Commission File No.)	(IRS Employer Identification No.)

3929 Point Eden Way
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     As of November 14, 2003, Aradigm Corporation (the “Company”) entered into a Securities Purchase Agreement filed herewith as Exhibit 4.1 (the “Agreement”) with the purchaser named therein (the “Purchaser”). Pursuant to the Agreement, the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 277,777 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”) and warrants to purchase 69,444 shares of Common Stock at $2.50 per share (the “Warrants”), for an aggregate purchase price of $499,998.60 in a private placement (the “Financing”). The Financing was effected on terms substantially similar to the terms contained in that certain Securities Purchase Agreement dated as of November 7, 2003 (the “Initial Agreement”), filed as Exhibit 4.1 to the Company’s Current Report on 8-K dated November 7, 2003.

     The Financing closed on November 17, 2003 (the “Closing Date”). Under the terms of the Initial Agreement, the Company agreed that, within 30 days of November 10, 2003, (the Closing Date under the Initial Agreement), it will use its best efforts to prepare and file with the SEC a registration statement, which statement will cover the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

Item 7. Exhibits.

Exhibit
Number	Description

4.1	Securities Purchase Agreement, dated as of November 14, 2003, by and between the Company and the purchaser named therein.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARADIGM CORPORATION

Dated: November 18, 2003	By:	/S/ THOMAS C. CHESTERMAN

Thomas C. Chesterman

	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Securities Purchase Agreement, dated as of November 14, 2003, by and between the Company and the purchaser named therein.

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